Exhibit 10(d)

SUPPLEMENTAL THRIFT PLAN
(409A Non-Grandfathered Component)

of

UNION PACIFIC CORPORATION

(Effective as of January 1, 2009, including all amendments adopted through January 1, 2018)

ARTICLE ONE

Scope of Plan and Definitions

1.1Purpose and Scope of Plan - The purpose of the Plan (this and other capitalized terms having the meanings set forth below) is to provide benefits to Eligible Employees who participate in the Thrift Plan in excess of those permitted under the Thrift Plan because of the limitations set forth in Sections 401(a)(17) and 415 of the Code. To the extent that benefits are provided under the Plan, solely because of the limitations set forth in Section 415 of the Code, or because of contributions to a C Account as described herein, the Company intends to maintain the Plan as an “excess benefit plan” as that term is defined in Section 3(36) of ERISA and Treas. Reg. section 1.409A-2(a)(7)(iii). The rights of each Participant and his Beneficiaries to benefits under the Plan shall be governed by the Plan as set forth herein and as it may hereafter be amended from time to time. This Plan was effective January 1, 2009, unless expressly provided otherwise herein, and was since amended, and is now further amended and restated effective January 1, 2018 as set forth herein.

1.2Applicability - The Supplemental Thrift Plan was bifurcated into two components, effective January 1, 2009. As reflected in the terms of this Plan, one such component is applicable solely to those amounts that were not, as of December 31, 2004, both credited to a Participant’s Account and fully vested or as to which the Participant had a vested right in accordance with the terms of the Supplemental Thrift Plan as in effect on December 31, 2004 (including related investment gains and losses occurring thereafter). With respect to any other amounts credited to a Participant’s account under the Supplemental Thrift Plan, the rights of the Participant and his Beneficiaries shall be governed by the component of the Supplemental Thrift Plan known as the “Supplemental Thrift Plan (409A Grandfathered Component) of Union Pacific Corporation, as amended and restated effective January 1, 2009.” Prior to January 1, 2009, with respect to all amounts credited under the Supplemental Thrift Plan that were subject to section 409A of the Code, the Supplemental Thrift Plan was administered in good faith compliance with section 409A of the Code.

1.3Definitions - As used in the Plan, the following terms shall have the meanings set forth below, unless a different meaning is plainly required by the context:

(a)“Account” shall mean the entries maintained on the books of the Company which represent a Participant’s interest under the Plan. The term “Account” shall refer, as the context indicates, to one or all of the following:

(1)“A Account” shall mean the Account which shows amounts credited to a Participant pursuant to Section 2.1, valued in accordance with Section 2.6 and adjusted for payments made pursuant to Article Four.

(2)“B Account” shall mean the Account which shows amounts credited to a Participant pursuant to Section 2.2, valued in accordance with Section 2.6 and adjusted for payments made pursuant to Article Four.

(3)“C Account” shall mean the Account which shows amounts credited to a Participant pursuant to Section 2.4, valued in accordance with Section 2.6 and adjusted for payments made pursuant to Article Four.

Under no circumstances shall a Participant’s Account be deemed to include amounts (including investment gains and losses thereon) which under the terms of the Supplemental Thrift Plan were credited or as to which the Participant had a vested right as of December 31, 2004 and were fully vested as of that date.

(b)“Beneficiary” shall mean the person designated by a Participant to receive his interest under the Thrift Plan in the event of his death, unless the Participant designates a different person to be his Beneficiary hereunder pursuant to procedures adopted by the Named Fiduciary-Plan Administration. If a Participant has made no such designation under the Thrift Plan, the Participant shall designate the person to be his Beneficiary hereunder pursuant to procedures adopted by the Named Fiduciary-Plan Administration. Absent such designation, the Participant’s Beneficiary shall be his estate.

(c)“Compensation” shall mean the fixed and basic salary or wage paid by the Company or any Affiliated Company to an Employee during a Plan Year, exclusive of (1) overtime, (2) bonuses, (3) fees, (4) retainers, (5) incentive payments, lump-sum merit awards or any other form of extra remuneration, (6) cash payments received under the Long-Term Disability Plan of Union Pacific, and (7) any amounts that the Employee receives with respect to periods when he is not an Eligible Employee. Notwithstanding the above, Compensation shall be determined prior to giving effect to any salary reduction election made pursuant to the Thrift Plan or pursuant to the Union Pacific Flexible Benefits Program and prior to giving effect to any Compensation reduction agreement hereunder. Compensation shall be determined prior to giving effect to any salary reduction election made pursuant to the Union Pacific Transportation Spending Account Program.

(d)“Eligible Employee” shall mean an Eligible Employee as defined in the Thrift Plan (1) for whom the Named Fiduciary-Plan Administration determines that: a) the After-Tax Employee Contribution, Elective Contribution and Matching Contribution that would be made and allocated under the Thrift Plan for a month if the limitations set forth in Sections 401(a)(17) and 415 of the Code did not apply might exceed his After-Tax Employee Contribution, Elective Contribution and Matching Contribution made and allocated for the month; or b) the Non-Elective Contribution that would be made and allocated to him under the Thrift Plan for a Plan Year if the limitations set forth in Sections 401(a)(17) and 415 of the Code did not apply might exceed his Non-Elective Contribution made and allocated to him for the Plan Year; and (2) whom the Named Fiduciary-Plan Administration has designated as eligible to participate in this Plan.

(e)“Participant” shall mean (1) any Eligible Employee for whom credits have been or are being made hereunder, or (2) any former Eligible Employee for whom credits have been made hereunder and who either (A) continues to be employed by the Company or an Affiliated Company, or (B) has an interest in all or a portion of his Account which has not been distributed pursuant to Article Four.

(f)“Plan” shall mean the Union Pacific Corporation Supplemental Thrift Plan (409A Non-Grandfathered Component), effective as of January 1, 2009 as set forth and restated herein, and as it may hereafter be amended from time to time.

(g)“Separation from Service” shall mean a separation from service as defined in the regulations promulgated under Section 409A of the Code.

(h)“Supplemental Thrift Plan” shall mean the Union Pacific Corporation Supplemental Thrift Plan, effective January 1, 1989, and as it may thereafter be amended from time to time. The Supplemental Thrift Plan is comprised of the following components, each of which is set forth in a separate document: (1) The Union Pacific Corporation Supplemental Thrift Plan (409A Grandfathered Component), and (2) The Union Pacific Corporation Supplemental Thrift Plan (409A Non-Grandfathered Component).

(i)“Thrift Plan” shall mean the Union Pacific Corporation Thrift Plan, as in effect as of January 1, 1989, and as it may thereafter be amended from time to time.

1.4Terms Defined in the Thrift Plan - For all purposes of the Plan, the following terms shall have the meanings specified in the Thrift Plan, unless a different meaning is plainly required by the context: “Affiliated Company”; “After-Tax Employee Contribution”; “Elective Contribution”; “Board of Directors”; “Code”; “Company”; “Employee”; “ERISA”; “Matching Contribution”; “Named Fiduciary-Plan Administration”; “Non-Elective Contribution”; and “Plan Year.”

1.5Other Definitional Provisions - The terms defined in Sections 1.3 and 1.4 of the Plan shall be equally applicable to both the singular and plural forms of the terms defined. The masculine pronoun, whenever used, shall include the feminine and vice versa. The words “hereof,” “herein” and “hereunder” and words of similar import when used in the Plan shall refer to the Plan as a whole and not to any particular provision of the Plan, unless otherwise specified.

ARTICLE TWO

Contributions and Credits

2.1Elective Deferrals and Credits

(a)An Eligible Employee may, with respect to any Plan Year, elect to make deferrals to be credited under the Plan by filing a Compensation reduction agreement with the Named Fiduciary-Plan Administration on such form and at such time in advance as may be prescribed by the Named Fiduciary-Plan Administration for such purpose. Such agreement shall authorize the Company or the Affiliated Company by which the Eligible Employee is employed to reduce the Eligible Employee’s Compensation by the percentage elected by the Eligible Employee, with such percentage being not less than the minimum deferral percentage permitted under the Thrift Plan and not more than the maximum deferral percentage permitted under the Thrift Plan, commencing as of the date determined pursuant to subparagraph (c)(1) below. The Company shall credit such amount to the Eligible Employee’s A Account under the Plan.

(b)Any election made by an Eligible Employee to defer Compensation made pursuant to paragraph (a) above must be made prior to the beginning of the calendar year in which the Eligible Employee performs the services for which the Compensation is payable. An Eligible Employee’s election shall remain in effect until the earlier of: 1) when his status as an Eligible Employee ends; or 2) December 31 of the Plan Year to which the election pertains.

(c)At an Eligible Employee’s election, his deferrals under paragraph (a) above shall:

(1)commence at the earlier of when (A) the Eligible Employee’s Compensation for the Plan Year to which such election applies equals the limitation set forth in Section 401(a)(17) of the Code or (B) the percentage of Compensation the Eligible Employee elected to contribute under the Thrift Plan has resulted in annual additions on behalf of the Eligible Employee (including such additions attributable to Matching Contributions and Non-Elective Contributions under the Thrift Plan as in effect on the first day of such Plan Year) equal to the limit set forth in Section 415 of the Code; and

(2)equal the percentage of the Eligible Employee’s Compensation for the period following the commencement date of such deferral determined pursuant to subparagraph (c)(1) above as elected by the Eligible Employee pursuant to paragraph (a) above.

2.2Supplemental Matching Credits - The Company shall credit an Eligible Employee’s B Account with an amount equal to the Matching Contribution that would have been allocated to the Eligible Employee under the Thrift Plan with respect to the deferral being credited to the Eligible Employee’s A Account pursuant to Section 2.1.

2.3Timing of Elective Deferral and Matching Credits - Credits for a month under Sections 2.1 and 2.2 shall be made as of the same date that such amounts would have been allocated to the Participant’s accounts under the Thrift Plan had such amounts been included in the Participant’s After-Tax Employee Contributions, Elective Contributions and Matching Contributions for the month.

2.4Supplemental Non-Elective Contribution Credits - Effective January 1, 2018, with respect to an Eligible Employee who is eligible to receive (prior to taking into account the limitations of Sections 5.04 and 2.22(e) of the Thrift Plan) an allocation of Non-Elective Contribution under the terms of the Thrift Plan for a Plan Year and who the Named Fiduciary-Plan Administration has designated as eligible to participate in the Plan on or before the last day of such Plan Year, the Company shall credit an Eligible Employee’s C Account for a Plan Year with an amount equal to the result of (a) minus (b) where:

(a)is the annual Non-Elective Contribution for the Plan Year computed as described in and subject to the conditions of Section 4.09 of the Thrift Plan, but determined without regard to the limitation described in Section 5.04 of the Thrift Plan, and including in such computation any amounts of Compensation that were excluded from consideration for the Eligible Employee as a result of the limitation described in Section 2.22(e) of the Thrift Plan; and

(b)is the Non-Elective Contribution actually determined to be contributed and allocated to the Eligible Employee for such Plan Year under the terms of the Thrift Plan.

2.5Timing of Supplemental Non-Elective Contribution Credits - Credit for a Plan Year under Section 2.4 shall be made as of the same date that the Eligible Employee’s Non-Elective Contribution is allocated to the Eligible Employee’s account under the Thrift Plan for the Plan Year. No credit under Section 2.4 shall be made with respect to a Plan Year in which the Eligible Employee is not eligible to receive (prior to taking into account the limitations of Sections 5.04 and 2.22(e) of the Thrift Plan) an allocation of Non-Elective Contribution under the Thrift Plan.

2.6Valuation of Accounts - Pending distribution pursuant to Article Four, the value of amounts credited to a Participant’s A, B and C Accounts as of any subsequent date shall be determined by the Named Fiduciary-Plan Administration as follows:

(a)except as provided in (b) and (c) below, as if such amounts had instead been actually contributed to the Thrift Plan and been invested in accordance with the investment provisions set forth in Article VI (effective August 8, 2007, without regard to Section 6.05A) thereof, provided that investment elections for purposes of the Plan may differ from those made by such Participant under the Thrift Plan; or

(b)except as provided in (c) below, after a Participant’s accounts under the Thrift Plan are transferred to another defined contribution plan maintained within the controlled group of corporations of which the Company is the common parent, as if such Accounts had been actual investments transferred to such transferee plan and been invested in accordance with the investment provisions set forth in such transferee plan (effective August 8, 2007, without regard to a provision, if any, in such transferee plan permitting participants in such transferee plan to participate in the Vanguard Advisers Managed Account Program), provided that investment elections for purposes of the Plan may differ from those made by such Participant under such transferee plan; or

(c)effective May 1, 1991 for a Participant who is subject to the restrictions under Section 16 of the Securities Exchange Act of 1934, as if such amounts had instead been actually contributed to the Thrift Plan and been invested in accordance with the investment provisions set forth in Article VI (effective August 8, 2007, without regard to Section 6.05A) thereof except that the Participant must make separate investment elections for purposes of this Plan so that no amount will be treated as if it were actually invested in the Company common stock fund and may make other investment elections for purposes of the Plan that differ from those made under the Thrift Plan.

ARTICLE THREE

Vesting

3.1A Account - Each Participant shall be 100% vested, at all times, in the value of his A Account.

3.2B Account - Each Participant shall be 100% vested, at all times, in the value of his B Account.

3.3C Account - Each Participant shall be 100% vested, at all times, in the value of his C Account.

ARTICLE FOUR

Payments

4.1Payments on Separation from Service -

(a)(1)A Participant who fails to make a timely election described in subparagraph (b)(1) or (2), as applicable, shall be deemed to have elected to receive the value of his A and B Accounts at the time of his Separation from Service in a single lump-sum payment in cash. Subject to Section 4.3, such payment shall be made as soon as administratively practicable following the completion of the first valuation of a Participant’s A and B Accounts pursuant to Section 2.6 which coincides with or next follows the Participant’s Separation from Service, but in no event later than the end of the calendar year in which the Participant’s Separation from Services occurs or, if later, ninety (90) days after such Separation from Service.

(2)A Participant who fails to make a timely election described in subparagraph (b)(4) shall be deemed to have elected, subject to Section 4.3, to receive the value of his Account in January of the next year following his Separation from Service in a single lump-sum payment in cash.

(b)(1)A Participant who has an Account in the Plan as of any time during the 2008 calendar year may elect in writing, according to such rules and using such forms as may be prescribed by the Named Fiduciary-Plan Administration, to have his A and B Accounts paid to him in one of the forms specified in paragraph (c) below, provided such Participant’s Separation from Service occurs after December 31, 2008. Such election must be made no later than December 31, 2008 and shall apply to the Participant’s entire A and B Accounts payable at the Participant’s Separation from Service after December 31, 2008, subject to paragraph (d) below.

(2)A Participant who is not eligible to make an election under subparagraph (b)(1) above and who has an Account in the Plan as of any time prior to January 1, 2018, may elect in writing, according to such rules and using such forms as may be prescribed by the Named Fiduciary-Plan Administration to have his A and B Accounts paid to him in one of the forms specified in paragraph (c) below. Such election must be made no later than the December 31 immediately preceding the calendar year in which his initial deferral election under Section 2.1 becomes effective and shall apply to the Participant’s entire A and B Accounts payable at the Participant’s Separation from Service, subject to paragraph (d) below.

(3)A Participant who has an Account in the Plan as of any time prior to January 1, 2018 and who is credited with an amount in his C Account shall receive, subject to Section 4.3, the value of his C Account in January of the next year following his Separation from Service in a single lump-sum payment in cash.

(4)A Participant who has never had an Account in the Plan as of any time prior to January 1, 2018 may elect in writing, according to such rules and using such forms as may be prescribed by the Named Fiduciary-Plan Administration to have his Account paid to him in one of the forms specified in paragraph (e) below. Such election must be made no later than the earlier of: (i) December 31 immediately preceding the calendar year in which the Participant’s initial deferral election under Section 2.1 becomes effective; or (ii) the thirtieth (30th) day following the end of the calendar year for which the Participant is first credited with an amount to his C Account in accordance with Section 2.4, and shall apply to the Participant’s entire Account (i.e., each of his A, B and C Accounts, as applicable) payable at the Participant’s Separation from Service, subject to paragraph (f) below.

(c)Subject to Section 4.3, a Participant who is eligible to make an election under either subparagraph (b)(1) or (b)(2) above, may elect to have his A and B Accounts paid to him in accordance with one of the following forms:

(1)A single lump-sum distribution as provided in subparagraph (a)(1) payable in the year of the Participant’s Separation from Service or, if elected by the Participant, January of the next year following such Separation from Service;

(2)Annual installments over a period not to exceed fifteen (15) years (such installment period to be elected by the Participant), beginning (i) as soon as administratively practicable following the Participant’s Separation from Service, but in no event later than the end of the calendar year in which the Participant’s Separation from Service occurs or, if later, ninety (90) days after such Separation from Service, or (ii) if elected by the Participant, January of the next year following such Separation from Service, with (under either option) subsequent installments paid in January of each subsequent year, provided that all subsequent installments will be paid in the next succeeding January, with each installment determined by dividing the value of the Participant’s A and B Accounts by the number of installments remaining to be made; or

(3)A single lump-sum distribution payable in January of a year following the Participant’s Separation of Service that is not earlier than two (2) years, and not later than fifteen (15) years following the Participant’s Separation from Service, such year to be elected by the Participant. The amount of such distribution shall equal the balance in the Participant’s A and B Accounts at such specified date.

(d)A Participant who has made the election described in subparagraph (b)(1) or (2), as applicable, or the deemed election described in subparagraph (a)(1) may elect in writing to change the form of payment and/or the payment commencement date in accordance with the following rules:

(1)When a Participant’s existing form of payment:

(A) is described in subparagraphs (a)(1), (c)(1) or (c)(2) above, a Participant may elect to receive the Participant’s A and B Accounts in any form set forth in paragraph (c) above; and

(B) is described in subparagraph (c)(3) above, a Participant may elect to receive the Participant’s A and B Accounts in the form described in subsection (c)(2) above or change the date as of which the Participant will be paid a single lump-sum under subparagraph (c)(3) above.

(2)A Participant’s election to modify a prior election shall be made both prior to his Separation from Service and at least twelve (12) months prior to the date on which payments would have commenced in accordance with his prior election.

(3)Notwithstanding the payment date indicated by the form of payment elected thereby, a Participant’s modification election to alter the form of payment and/or the date on which his payments will commence must have the effect of postponing the payment commencement date by at least five (5) years, and shall be administered accordingly. No such election shall be permitted if the payment commencement date that was previously elected was more than ten (10) years after the Participant’s Separation from Service.

(4)In the case of a Participant who desires to (A) change the form of payment from a single lump-sum distribution to annual installments, or (B) postpone the payment commencement date of annual installments that he previously elected, the maximum number of annual installments shall be fifteen (15), minus the number of years (with a fractional year rounded up to a full year) between the Participant’s Separation from Service and the postponed payment commencement date.

(5)For purposes of this paragraph (d),

(A)the date as of which payments to a Participant would have commenced, absent the election provided by this paragraph, shall be deemed to be the first possible date as of which such payments could have been made to the Participant; and

(B)the entitlement to a series of installment payments shall be treated as the entitlement to a single form of payment.

(e)Subject to Section 4.3, a Participant who is eligible to make an election under subparagraph (b)(4) above, may elect to have his Account paid to him in accordance with one of the following forms:

(1)A single lump-sum distribution as provided in subparagraph (a)(2) payable in the January of the next year following such Separation from Service;

(2)Annual installments over a period not to exceed fifteen (15) years (such installment period to be elected by the Participant), beginning in January of the next year following the Participant’s Separation from Service, with subsequent installments paid in January of each subsequent year, with each installment determined by dividing the value of the Participant’s Account by the number of installments remaining to be made; or

(3)A single lump-sum distribution payable in January of a year following the Participant’s Separation of Service that is not earlier than two (2) years, and not later than fifteen (15) years following the Participant’s Separation from Service, such year to be elected by the Participant. The amount of such distribution shall equal the balance in the Participant’s Account at such specified date.

(f)A Participant who has made the election described in subparagraph (b)(4) or the deemed election described in subparagraph (a)(2) may elect in writing to change the form of payment and/or the payment commencement date in accordance with the following rules:

(1)When a Participant’s existing form of payment:

(A) is described in subparagraphs (a)(2), (e)(1) or (e)(2) above, a Participant may elect to receive the Participant’s Account in any form set forth in paragraph (e) above; and

(B) is described in subparagraph (e)(3) above, a Participant may elect to receive the Participant’s Account in the form described in subsection (e)(2) above or change the date as of which the Participant will be paid a single lump-sum under subparagraph (e)(3) above.

(2)A Participant’s election to modify a prior election shall be made both prior to his Separation from Service and at least twelve (12) months prior to the date on which payments would have commenced in accordance with his prior election.

(3)Notwithstanding the payment date indicated by the form of payment elected thereby, a Participant’s modification election to alter the form of payment and/or the date on which his payments will commence must have the effect of postponing the payment commencement date by at least five (5) years, and shall be administered accordingly. No such election shall be permitted if the payment commencement date that was previously elected was more than ten (10) years after the Participant’s Separation from Service.

(4)In the case of a Participant who desires to (A) change the form of payment from a single lump-sum distribution to annual installments, or (B) postpone the payment commencement date of annual installments that he previously elected, the maximum number of annual installments shall be fifteen (15), minus the number of years (with a fractional year rounded up to a full year) between the Participant’s Separation from Service and the postponed payment commencement date.

(5)For purposes of this paragraph (f),

(A)the date as of which payments to a Participant would have commenced, absent the election provided by this paragraph, shall be deemed to be the first possible date as of which such payments could have been made to the Participant; and

(B)the entitlement to a series of installment payments shall be treated as the entitlement to a single form of payment.

(g)On the death of a Participant who has not received payment of his full Account under subparagraphs (a), (c) or (e), the Named Fiduciary-Plan Administration shall cause the unpaid balance of the Participant’s Account to be paid in a single lump-sum payment to such Participant’s Beneficiaries. Such payment shall be made as soon as administratively practicable following completion of the first valuation of the Participant’s Account pursuant to Section 2.6 which coincides with or next follows the Participant’s date of death, but in no event later than the end of the calendar year following the calendar year in which the Participant’s date of death occurs.

(h)If a Participant returns to employment with the Company after having had a Separation from Service, the value of his Account that is attributable to a prior period of employment shall be paid (or continue to be paid) to the Participant in accordance with his election or deemed election under Section 4.1 without regard to the Participant’s reemployment. Contributions to his Account following such reemployment after a Separation from Service shall be paid in accordance with the Participant’s previous election or deemed election made (or deemed to be made) in accordance with the applicable provision(s) of Section 4.1.  Upon such reemployment, the Participant shall be permitted to change such election as provided by and in accordance with Section 4.1(d) or Section 4.1(f), as applicable.

4.2No Payments Prior to Separation From Service – Under no circumstances shall a Participant receive any payment from the Plan prior to his Separation from Service.

4.3Specified Employee Restriction – Notwithstanding anything in the Plan to the contrary, no payment shall be made to a “specified employee” (as determined in accordance with a uniform policy adopted by the Company with respect to all arrangements subject to Section 409A of the Code maintained by the Company and its Affiliated Companies) until six (6) months plus one day following such specified employee’s Separation from Service; provided however, that in the event of the specified employee’s death before his payment commencement date, this provision shall not prevent payment of death benefits at the time prescribed by Section 4.1(g).

4.4Deferrals from or Credits Related to STD Payments Subsequent to Separation from Service

(a)

To the extent that a Participant’s deferral election under Section 2.1 applies to Compensation paid to him following a Separation from Service that consists of short-term disability benefits under a short-term disability plan of the Company or an Affiliated Company, the amount credited to his A and B Accounts from such deferral for a calendar year, valued in accordance with Section 2.6, shall be paid to such Participant in a single lump-sum payment in cash in January of the next year following such deferral.

(b)

To the extent that an amount credited to a Participant’s C Account in accordance with Section 2.4 applies to Compensation paid to him following a Separation from Service that consists of short-term disability benefits under a short-term disability plan of the Company or an Affiliated Company, such amount credited to his C Account for a calendar year, valued in accordance with Section 2.6, shall be paid to such Participant in a single lump-sum payment in cash in January of the next year following the year in which the short-term disability benefits are paid to the Participant.

4.5Responsibility for Payments – All payments attributable to credits made hereunder on behalf of a Participant shall be made by the Company on its own behalf or on behalf of the Affiliated Company by who such Participant was employed when such credits were made. Such Affiliated Company shall reimburse the Company for all amounts paid on its behalf.

ARTICLE FIVE

Administration

5.1Responsibilities and Powers of the Named Fiduciary-Plan Administration - The Named Fiduciary-Plan Administration shall be solely responsible for the operation and administration of the Plan and shall have all powers necessary and appropriate to carry out her responsibilities in operating and administering the Plan. Without limiting the generality of the foregoing, the Named Fiduciary-Plan Administration shall have the responsibility and power to interpret the Plan, to make factual determinations and to determine whether a credit should be made on behalf of a Participant, the amount of the credit and the value of the amount so credited on any subsequent date. The determination of the Named Fiduciary-Plan Administration, made in good faith, shall be conclusive and binding on all persons, including Participants and their Beneficiaries.

5.2Outside Services - The Named Fiduciary-Plan Administration may engage counsel and such clerical, medical, financial, investment, accounting and other specialized services as she may deem necessary or desirable to the operation and administration of the Plan. The Named Fiduciary-Plan Administration shall be entitled to rely, and shall be fully protected in any action or determination or omission taken or made or omitted in good faith in so relying, upon any opinions, reports or other advice which is furnished by counsel or other specialist engaged for that purpose.

5.3Indemnification - The Company shall indemnify the Named Fiduciary-Plan Administration against any and all claims, loss, damages, expense (including reasonable counsel fees) and liability arising from any action or failure to act or other conduct in her official capacity, except when the same is due to her own gross negligence or willful misconduct.

5.4Claims Procedures - The claims procedures set forth in Article XIII of the Thrift Plan shall apply to any claim for benefits hereunder, subject to such changes as the Named Fiduciary-Plan Administration deems necessary or appropriate.

ARTICLE SIX

Amendment and Termination

6.1Amendment - The Board of Directors reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate to conform with governmental regulations or other policies, to modify or amend in whole or in part any or all of the provisions of the Plan. In addition, (i) prior to March 1, 2013 the Senior Vice President-Human Resources of the Company; and (ii) on and after March 1, 2013 the Vice President-Human Resources of Union Pacific Railroad Company or such other officer or employee of Union Pacific Railroad Company or the Company with similar authority, may make (a) all technical, administrative, regulatory and compliance amendments to the Plan, (b) any amendment to the Plan necessary or appropriate to conform the Plan to changes in the Thrift Plan, and (c) any other amendment to the Plan that will not significantly increase the cost of the Plan to the Company as he or she deems necessary or appropriate. Notwithstanding anything to the contrary above, no amendment shall operate to reduce the accrued benefit of any individual who is a Participant at the time the amendment is adopted.

6.2Termination - The Plan is purely voluntary and the Board of Directors reserves the right to terminate the Plan at any time, provided, however, that the termination shall not operate to reduce the accrued benefit of any individual who is a Participant at the time the Plan is terminated.

ARTICLE SEVEN

General Provisions

7.1Source of Payments - The Plan shall not be funded and all payments hereunder to Participants and their Beneficiaries shall be paid from the general assets of the Company. The Company shall not, by virtue of any provisions of the Plan or by any action of any person hereunder, be deemed to be a trustee or other fiduciary of any property for any Participant or his Beneficiaries and the liabilities of the Company to any Participant or his Beneficiaries pursuant to the Plan shall be those of a debtor only pursuant to such contractual obligations as are created by the Plan and no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. To the extent that any Participant or his Beneficiaries acquire a right to receive a payment from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

7.2No Warranties - Neither the Named Fiduciary-Plan Administration nor the Company warrants or represents in any way that the value of each Participant’s Account will increase or not decrease. Such Participant assumes all risk in connection with any change in such value.

7.3Inalienability of Benefits - No benefit payable under, or interest in, the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any attempt to do so shall be void; nor shall any such benefit or interest be in any manner liable for or subject to garnishment, attachment, execution or levy or liable for or subject to the debts, contracts, liabilities, engagements or torts of any Participant or his Beneficiaries. In the event that the Named Fiduciary-Plan Administration shall find that any Participant or his Beneficiaries has become bankrupt or that any attempt has been made to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit payable under, or interest in, the Plan, the Named Fiduciary-Plan Administration shall hold or apply such benefit or interest or any part thereof to or for the benefit of such Participant or his Beneficiaries, his spouse, children, parents or other relatives or any of them.

7.4Expenses - The Company shall pay all costs and expenses incurred in operating and administering the Plan, including the expense of any counsel or other specialist engaged by the Named Fiduciary-Plan Administration.

7.5No Right of Employment - Nothing herein contained nor any action taken under the provisions hereof shall be construed as giving any Participant the right to be retained in the employ of the Company or any Affiliated Company.

7.6Limitations on Obligations - Neither the Company, nor any Affiliated Company, nor any officer or employee of either, nor any member of the Board of Directors nor the Named Fiduciary-Plan Administration shall be responsible or liable in any manner to any Participant, Beneficiary or any person claiming through them for any action taken or omitted in connection with the granting of benefits or the interpretation and administration of the Plan.

7.7Withholding - The Company shall, on its own behalf or on behalf of the Affiliated Companies, withhold from any payment hereunder the required amounts of income and other taxes.

7.8Headings - The headings of the Sections in the Plan are placed herein for convenience of reference and, in the case of any conflict, the text of the Plan, rather than such heading, shall control.

7.9Construction - The Plan shall be construed, regulated and administered in accordance with the laws of the State of Utah, without regard to the choice of law principles thereof.

7.10Payments to Minors, Etc. - Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person and such payment shall fully discharge the Named Fiduciary-Plan Administration, the Company, all Affiliated Companies and all other parties with respect thereto.